SECURITIES AND EXCHANGE COMMISSION






                                 Washington, DC




                                    FORM 8-K




                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                       Date of Report: SEPTEMBER 25, 1998




                        GOLDEN EAGLE INTERNATIONAL, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)




         Colorado                      0-23726                    84-1116515
         --------                      -------                    ----------
      (State of other                (Commission                (IRS Employer
      jurisdiction of                File Number)            Identification No.)
      incorporation)




          4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (303) 694-6101
                                                           --------------

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Item 5.    Other Events
           -------------

     Golden Eagle International, Inc. (referred to herein as "Golden Eagle" or the "Company") has terminated the services of Michael A. Littman, Esq., as its corporate counsel, and has retained the firm of Norton * Lidstone, LLC to represent it in general corporate matters as the Company may from time-to-time request.

     By Form 8-Ks reporting events of July 7, 1998 and July 24, 1998, Golden Eagle International, Inc. reported concerns regarding the accuracy and completeness of an independent consultant's report prepared for Golden Eagle in May 1998, entitled "Technical Geological and Sampling Report: Resources and Reserves on the Gold Deposits at Cangalli, Bolivia" by Guido Paravicini, M.A., Eng. As a result of subsequent internal review of the Paravicini report, management of Golden Eagle has concluded that the techniques used by Mr. Paravicini were insufficient to justify the calculations made, and the term "reserves" may be an inaccurate characterization of the mineralization found on the Golden Eagle properties in the Cangalli district. Based on the information that Mr. Paravicini and others have developed regarding the Cangalli district in general and the Company's properties in specific, management still believes that there is significant gold mineralization within the Company's properties.

     As a result of the foregoing, the Company now has material reservations regarding the May 1998 report by its independent consultant, Mr. Paravicini. Management is continuing to analyze the Paravicini report and other available information regarding the Cangalli property. Management's initial conclusion is that the Company has focused on too broad an area within the property and believes that a greater likelihood of success can be realized were Golden Eagle to focus on a smaller target area for more extensive sampling and analysis. The additional work contemplated by the Company will require a significant amount of additional financing; currently the Company does not have such financing in place, and there can be no assurance that it will be able to obtain such financing on reasonable terms, if at all. The Company's ability to conduct its future operations remains subject to the other risks which have been previously disclosed, including the inexperience of management in large open-pit and high-volume mining operations, the Company's lack of historical profitability and historical working capital shortages, risks attendant with operations in isolated regions of Bolivia, price and currency fluctuations, environmental issues, and the concentration of the Company's efforts on a single property.

     Management's plan of operations for the Company is focused on two different areas:

          first, management is making every effort to bring the Company into full compliance with each of its legal and contractual obligations. This will include (without limitation) filing all reports required under the Securities Exchange Act of 1934, as amended, and to meet the Company's contractual obligations to file a registration statement allowing the convertible debenture holders to resell the shares underlying the debentures and to repay its indebtedness in accordance with the terms of such indebtedness; and

                                       2

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          second,  management  desires to commence  operations on Golden Eagle's
     Cangalli property with a narrower focus as described above, using an independent consultant of international reputation to substantiate the economic mineability of the property, if possible (of which there can be no assurance).

     The Company and its management are making every effort to pursue this plan of operations and expects to continue to do so over the next several months at a minimum. Although management has exerted its best efforts to meet each of the Company's obligations, in many cases management was prevented from doing so by circumstances which were not within their control. The Company's management has served for more than the past year without receiving any significant compensation; the principal shareholders of the Company have advanced funds and have guaranteed loans to the Company to provide the necessary working capital. There can be no assurance that these shareholders, or any other person, will continue to be willing to advance funds to allow the Company to carry out its plan of operations. Without such funds, the Company's ability to continue its operations on any basis is in doubt.

     On May 7, 1998, the SEC filed a civil action (SEC vs. Golden Eagle International, Inc., No. 98-Z-1020 [D. Colo.]) against Registrant; Registrant's former president, Ron Knittle (resigned in May of 1996); Registrant's current secretary/treasurer and a director, Mary Erickson; Registrant's former public relations firm (which had not performed work for Registrant since before May
1996); and two individuals, regarding acts which had occurred between 1994 and mid-1996. Among the allegations made in the SEC's complaint were that Registrant and the individuals involved had issued press releases which were false and misleading in an attempt to hype the value of the Registrant's stock. As a result of the May 22, 1998, press release, the staff of the SEC's Central Regional Office has advised the Company that it is contemplating a recommendation to the full Commission that it amend the pending civil action to include other violations which allegedly may have resulted from the May 22, 1998 press release. The Company and its management are continuing to discuss the resolution of these issues with the staff of the Securities and Exchange Commission, but have denied any wrongdoing which may be actionable under the federal securities laws.

     As noted, the future conduct of the business of the Company and its response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that Golden Eagle will be able to conduct its operations as contemplated. Certain statements contained in this report using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks which are beyond the Company's ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. These risks include, but are not limited to, the risks described above, and the other risks associated with start-up mineral exploration operations, and the operations of a company with insufficient liquidity and no historical profitability. It is important that each person reviewing this report understands the significant risks attendant to the operations of the Company and its subsidiaries. As noted, the future conduct of the business of the Company and its subsidiaries is dependent upon a number of factors, and there can be no assurance that any of these companies will be able to conduct its operations as contemplated herein. The Company disclaims any obligation to update any forward-looking statement made herein.

                                       3

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 25, 1998                Golden Eagle International, Inc.




                                         By:  /s/  Terry C. Turner
                                              ----------------------------------
                                              Terry C. Turner, President